This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 333-9817 and to each Prospectus dated 6/13/1997 and to each Prospectus Supplement dated  6/13/1997
                                                                               .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
June 13, 1997 TO PROSPECTUS DATED June 13, 1997
                                                                               .
                                                                               .
Pricing Supplement:     71
                                                                               .
Dated:   6/29/1998
                                                                               .
                                                                               .
                                                                               .
                      Sears Roebuck Acceptance Corp.
                                                                               .
                                                                               .
                       Medium-Term Note Series    IV
                              (Fixed Rate)
                                                                               .
                                                                               .
                   Due at least 9 months from date of issue
Interest payable each February  15 and August    15 and at Maturity
                                                                               .
Principal Amount of Note:                   $    5,000,000
                                                                               .
Settlement Date (Original Issue Date):       7/15/1998
                                                                               .
Maturity Date:                               7/15/2008
                                                                               .
Interest Rate Per Annum:                      6.20000%
                                                                               .
Agent Discount or Commission:                 1.2690%
                                                                               .
Agent:                                       Salomon Smith Barney
                                                                               .
Agent Capacity:
                                                                               .
Specified Currency:                         US $
                                                                               .
                                      (If Other than U.S. Dollars, see attached)
                                                                               .
Redemption Commencement Date:               NOT APPLICABLE
                                                                               .
Form of Purchased Notes:                    DTC
                                                                               .
                                                                               .
                                                                               .
Other:                    Interest rates offered by the Company with respect
                          to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.
                                                                               .
                                                                               .
                                                                               .
                                     _________________________________